Exhibit 10.1
EXECUTION VERSION

WAIVER AND FORBEARANCE AGREEMENT

This WAIVER AND FORBEARANCE AGREEMENT (this “Agreement”), dated as of March 16, 2015, to and under the Combined Credit Agreements referenced below is among QUICKSILVER RESOURCES INC., (the “U.S. Borrower”), QUICKSILVER RESOURCES CANADA INC., (the “Canadian Borrower”) (collectively, the “Combined Borrowers”), the Guarantors, JPMORGAN CHASE BANK, N.A., as global administrative agent (in such capacity, the “Global Administrative Agent”), JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent” and, together with the Global Administrative Agent, the “Administrative Agents”), and each of the Issuing Bank (as used herein to refer to the Issuing Bank under each of the Combined Credit Agreements) and Combined Lenders party hereto.

R E C I T A L S:
A.    The U.S. Borrower, the Global Administrative Agent and the various financial institutions party thereto as Agents or Lenders (the “U.S. Lenders”) entered into that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, supplemented or modified, the “U.S. Credit Agreement”).
B.    The U.S. Borrower, as parent, the Canadian Borrower, the Canadian Administrative Agent, the Global Administrative Agent, and the various financial institutions party thereto as agents or lenders (the “Canadian Lenders” and, together with the U.S. Lenders, the “Combined Lenders”) entered into that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, supplemented or modified, the “Canadian Credit Agreement”) (the U.S. Credit Agreement and the Canadian Credit Agreement being collectively referred to as the “Combined Credit Agreements”).
C.     The Administrative Agents entered into that certain Intercreditor Agreement dated as of December 22, 2011 (as amended, supplemented or modified, the “Intercreditor Agreement”).
D.    Pursuant to the Combined Credit Agreements, the U.S. Lenders and Canadian Lenders have made certain loans and other extensions of credit to the Combined Borrowers.
E.     The U.S. Borrower and the Guarantors that are Domestic Subsidiaries (collectively, the “Debtors”) plan to file voluntary petitions initiating their respective cases (collectively, the “Cases”) under Chapter 11 of the Bankruptcy Code (the “Bankruptcy Filings”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and to continue in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

F.    The Canadian Borrower, 0942065 B.C. Ltd. and 0942069 B.C. Ltd. (the “Non-Filer Parties”) are not currently contemplated to be Debtors in the Cases or in bankruptcy proceedings in Canada.

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G.    It is contemplated that in connection with the commencement of the Cases, the Combined Lenders will consent to the use of cash collateral of the Combined Lenders in accordance with the terms of interim and final orders of the Bankruptcy Court authorizing, among other things, the use of such cash collateral (collectively, the “Cash Collateral Order”).
H.    (a) As a result of the filing of the Cases the obligations under the Combined Credit Agreements will be automatically accelerated, and (b) in respect of the Canadian Credit Facility, upon such acceleration, the Administrative Agents and the Combined Lenders will be entitled to exercise all of their rights and remedies under the Canadian Credit Agreement, the other Canadian Loan Documents and applicable Governmental Requirements (the exercise of any such rights and remedies, collectively, “Canadian Debt Enforcement Actions”).
I.    (a) The Combined Borrowers have requested that the Administrative Agents and the Majority Lenders agree to forbear from taking Canadian Debt Enforcement Actions against the Non-Filer Parties and (b) the Combined Borrowers have requested that the Administrative Agents, the Majority Lenders and the Issuing Bank waive the requirements of Section 6.02 of each of the Combined Credit Agreements with respect to the renewal of outstanding evergreen letters of credit issued under the Combined Credit Agreements.
J.    The Administrative Agents, the Majority Lenders and the Issuing Bank have agreed to such requests, subject to the terms and provisions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the U.S. Credit Agreement. Unless otherwise indicated, all section references in this Agreement refer to applicable section of the Combined Credit Agreements.
Section 2.    Acknowledgements; Release.
2.1    Amount of Obligations. The Combined Borrowers acknowledge and agree that (a) as of the close of business on March 13, 2015, the Canadian Secured Indebtedness includes, without limitation, not less than $97.4 million of Canadian Loans and not less than $28.5 million of face amount of Canadian Letters of Credit and (b) it is truly and justly indebted to the Canadian Secured Parties and the Administrative Agents for the Canadian Secured Indebtedness without defense, counterclaim or offset of any kind, and it ratifies and reaffirms the validity, enforceability and binding nature of such Canadian Secured Indebtedness.
2.2    Event of Default. The Combined Borrowers acknowledge and agree that (a)(i)(A) the commencement of a Case by a Debtor will result in an Event of Default pursuant to Section 10.01(i) of the Canadian Credit Agreement and cause the Canadian Secured Indebtedness arising under the Canadian Loan Documents to become immediately due and payable) and (B) upon the commencement of any such Case and thereafter, additional Events of Default may result under the

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Canadian Credit Agreement related to, arising out of or in connection with (1) any such Case or (2) events which customarily occur leading up to or subsequent to the filing of cases under Chapter 11 of the Bankruptcy Code, pursuant to Sections 10.01(c) (as a result of the making of any representation and warranty in connection with the renewal of any evergreen Canadian Letters of Credit outstanding as of the date hereof), 10.01(d) (solely with respect to Section 9.01), 10.01(e) (as a result of a breach of Section 8.04 (Payment of Obligations)), 10.01(f), 10.01(g), 10.01(j) and 10.01(l) (by virtue of the automatic stay in the Cases) of the Canadian Credit Agreement (collectively under clauses (A) and (B), the “Specified Events of Default”) and (ii) the Canadian Borrower represents and warrants to the Administrative Agents and the Combined Lenders that, as of the Effective Date, neither a Default (other than pursuant to (A) Section 10.01(c) of the Canadian Credit Agreement as a result of the making of any representation and warranty in connection with the renewal of any evergreen Canadian Letters of Credit outstanding as of the date hereof, (B) Section 10.01(e) of the Canadian Credit Agreement as a result of a breach of Section 8.04 (Payment of Obligations) of the Canadian Credit Agreement, (C) Section 10.01(g) of the Canadian Credit Agreement and (D) Section 10.01(d) of the Canadian Credit Agreement (solely with respect to Section 8.02 (Notices of Material Events) of the Canadian Credit Agreement as it relates to any of the events described in clauses (A)-(C) above)) (collectively under clauses (A)-(D), the “Specified Potential Defaults” and, together with the Specified Events of Default, the “Specified Defaults”) nor an Event of Default has occurred and continues to exist under the Canadian Loan Documents, (b) absent the agreement of the Administrative Agents and the Majority Lenders to forbear from taking Canadian Debt Enforcement Actions as provided in this Agreement, the occurrence and continuance of such Event of Default under Section 10.01(i) of the Canadian Credit Agreement would entitle the Administrative Agents and the Majority Lenders to take Canadian Debt Enforcement Actions at any time, subject to the terms of the Canadian Loan Documents and applicable Governmental Requirements, (c) from and after the automatic acceleration of the obligations under the Combined Credit Agreements as a result of the filing of the Cases, interest will accrue under the Canadian Credit Agreement in accordance with Section 3.02(e) thereof and interest will accrue under the U.S. Credit Agreement in accordance with Section 3.02(c) thereof and shall be payable in accordance with Sections 5.1 and 5.2 hereof, as applicable, and (d) the existence of an Event of Default under Section 10.01(i) of the Canadian Credit Agreement relieves the Canadian Lenders and the Administrative Agents from any obligation to extend any Canadian Loan or provide any other financial accommodations under the Canadian Credit Agreement or the Canadian Loan Documents, and will result in the termination of the Canadian Commitments of the Canadian Lenders upon the Bankruptcy Filings; provided, however, that the Administrative Agents, the Majority Lenders and the Issuing Bank hereby agree that the Issuing Bank may renew any Canadian Letter of Credit outstanding as of the date hereof pursuant to Section 4 hereof.
2.3    Release. The Canadian Borrower, in consideration of the Administrative Agents’ and each Combined Lender’s execution and delivery of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, direct or derivative, which the Canadian Borrower

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or any predecessor, successor or assign might otherwise have or may have against any Administrative Agent, Combined Lender, Issuing Bank, their present or former Subsidiaries and Affiliates or any of the foregoing’s officers, directors, employees, attorneys or other representatives or agents on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Effective Date relating to the Canadian Loan Documents, this Agreement and/or the transactions contemplated thereby or hereby. The foregoing release shall survive the termination of this Agreement or the Forbearance Period.
Section 3.    Forbearance.
3.1    Applicable Forbearance Period. Subject to the terms and conditions of this Agreement, the Administrative Agents and the Majority Lenders hereby agree to forbear from taking any Canadian Debt Enforcement Action against any of the Non-Filer Parties as a result of the occurrence and continuance of any Specified Default during the period from and including the Effective Date until the earliest to occur of (a) June 16, 2015, (b) the commencement against any Non-Filer Party of any litigation (including, without limitation, any foreclosure proceeding) in which the amounts involved, individually or in the aggregate, equal or exceed $5,000,000 that could reasonably be expected to have, during the Forbearance Period, a material adverse effect on (i) the validity or enforceability of the Canadian Loan Documents, (ii) the rights and remedies of, or benefits available to, the Canadian Administrative Agent and the Canadian Secured Parties under the Canadian Loan Documents and Governmental Requirements (including with respect to the first Lien granted pursuant to the Canadian Loan Documents to secure the Canadian Secured Indebtedness) or (iii) the business, operations, Property or financial condition of the Non-Filer Parties, taken as a whole, (c) other than pursuant to the Canadian Loan Documents, the acceleration of, or any other exercise of any rights or remedies in respect of, any Debt of any Non-Filer Party the outstanding principal amount of which exceeds, individually or in the aggregate, for such Non-Filer Party, $5,000,000; provided that a drawing under any Letter of Credit or Canadian Letter of Credit shall not constitute an acceleration or an exercise of rights or remedies, (d) any Non-Filer Party taking any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of this Agreement or any other Canadian Loan Document or any provision hereof or thereof, (e) the commencement by any Non-Filer Party of proceedings under bankruptcy, insolvency, receivership, restructuring or similar law now or hereafter in effect, including, without limitation, under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or the Business Corporations Act (Alberta), (f) any failure by the Canadian Borrower to pay interest on the Canadian Loans as set forth in Section 5.1 hereof, (g) the occurrence of any Termination Event (as defined in the Cash Collateral Order), (h) any failure of the U.S. Borrower to pay interest on the Loans, calculated at the Alternate Base Rate plus the Applicable Margin for ABR Loans and in accordance with the terms of the Cash Collateral Order and Section 5.2 hereof and (i) a breach of the Canadian Borrower’s obligations pursuant to Section 8.13(e) of the Canadian Credit Agreement to cooperate in the provision of a grant of fixed Liens on the property of the Canadian Borrower (such earliest date, the

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“Forbearance Termination Date”, and the period from and including the Effective Date until the Forbearance Termination Date, the “Forbearance Period”).
3.2    Limitation on and Inapplicability of Forbearance. Each Non-Filer Party acknowledges and agrees that, notwithstanding the agreement of the Administrative Agents and the Majority Lenders to forbear from taking Canadian Debt Enforcement Actions during the Forbearance Period, (a) nothing contained in this Agreement shall be construed to limit or affect the right of the Administrative Agents and the Combined Lenders to bring or maintain during the Forbearance Period any action to enforce or interpret any term or provision of this Agreement, or to file or record instruments of public record (or take other action) to perfect or further protect the liens and security interests granted by the Non-Filer Parties to the Administrative Agents and the Lenders, (b) in connection with the termination, unwind or cancellation of any Swap Agreement between the Combined Borrowers and a Secured Swap Provider, the Combined Borrowers and the Guarantors acknowledge and agree that nothing set forth in this Agreement shall affect (i) the rights of such Secured Swap Provider or its Affiliates to exercise any right of setoff contemplated by the Loan Documents or Canadian Loan Documents, including Section 12.08 of the Canadian Credit Agreement and Section 12.08 of the U.S. Credit Agreement and (ii) the operation of any provisions of the Loan Documents, Canadian Loan Documents and Intercreditor Agreement concerning any such rights of setoff.
3.3    Enforcement Actions After Applicable Forbearance Period. Each Non-Filer Party acknowledges and agrees that, on the Forbearance Termination Date, the agreement of the Majority Lenders and the Administrative Agents to forbear from taking any Canadian Debt Enforcement Action shall cease and be of no further force or effect, and the Administrative Agents and the Majority Lenders shall be entitled to immediately take Canadian Debt Enforcement Actions against such Non-Filer Party, subject to the terms of the Canadian Credit Agreement, the other Canadian Loan Documents and applicable Governmental Requirements, all without further notice or demand, in respect of the Specified Defaults or any other Event of Default not waived or then existing.
Section 4.    Waiver. The Administrative Agents, the Majority Lenders and the Issuing Bank hereby agree (a) that the Issuing Bank may renew any evergreen Canadian Letters of Credit or Letters of Credit outstanding as of the date hereof (notwithstanding the fact that the conditions set forth in Section 6.02 of the Canadian Credit Agreement or Section 6.02 of the U.S. Credit Agreement shall not have been met, as applicable) so long as, for any such Canadian Letter of Credit or Letter of Credit, as applicable, (i) the expiration date thereof shall not be later than the earlier of (A) expiration date required by Section 2.08(c) of the Canadian Credit Agreement or Section 2.08(c) of the U.S. Credit Agreement, as applicable, and (B) the stated maturity date set forth in such Canadian Letter of Credit or Letter of Credit, as applicable, and (ii) the face amount thereof shall not be increased and (b) to waive the notice requirement set forth in (i) Section 3.04(b) of the Canadian Credit Agreement in connection with any prepayment of the Canadian Loans under the Canadian Credit Agreement and (ii) Section 3.04(b) of the U.S. Credit Agreement in connection with any prepayment of the Loans under the U.S. Credit Agreement. The waivers contained in this Section 4 hereof (collectively, the “Specified Waiver”), shall not be a waiver by the Administrative Agents, the Combined Lenders or the Issuing Bank of any Defaults or Events of Default which may exist or which may occur in the future under the Combined Credit Agreements, the Loan Documents

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or the Canadian Loan Documents (collectively, “Other Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (1) amend or alter any provision of the Combined Credit Agreements, the other Loan Documents, the other Canadian Loan Documents or any other contract or instrument except as expressly set forth in this Agreement or (2) constitute any course of dealing or other basis for altering any obligation of the Combined Borrowers or any right, privilege or remedy of the Administrative Agents, the Combined Lenders or the Issuing Bank under the Combined Credit Agreements, the other Loan Documents, the other Canadian Loan Documents or any other contract or instrument. Without prejudice to the forbearance provisions set forth herein, nothing in this Agreement shall be construed to be a consent or waiver by the Administrative Agents, the Combined Lenders or the Issuing Bank under the Combined Credit Agreements to any Other Violations.
Section 5.    Payment of Interest.
5.1    Canadian Interest Payments. Notwithstanding anything to the contrary in the Canadian Loan Documents, the Canadian Borrower agrees (a) on the Effective Date, that (i) each CDOR Borrowing (as defined in the Canadian Credit Agreement) and each Eurodollar Borrowing (as defined in the Canadian Credit Agreement) extended to the Canadian Borrower shall be converted to a Canadian Prime Borrowing (as defined in the Canadian Credit Agreement) or a U.S. Prime Borrowing (as defined in the Canadian Credit Agreement), as applicable, and only Canadian Prime Borrowings and U.S. Prime Borrowings shall be available thereafter and (ii) it shall pay any breakage fees owing under Section 5.02 of the Canadian Credit Agreement in respect of any such conversions as conclusively established by the Global Administrative Agent absent manifest error, (b) to pay to the Canadian Administrative Agent for the ratable benefit of the Canadian Lenders any accrued and unpaid interest payable under the Canadian Loan Documents on the last Business Day of each calendar month occurring on or after the Effective Date and (c) that any such interest payable on the Canadian Loans shall be calculated at the lesser of the (x) Default Rate and (y) Highest Lawful Rate (as defined in the Canadian Credit Agreement).
5.2    U.S. Interest Payments. Notwithstanding anything to the contrary in the Loan Documents, the U.S. Borrower agrees (a) on the Effective Date, that (i) each Eurodollar Borrowing extended to the U.S. Borrower shall be converted to an ABR Borrowing and only ABR Borrowings shall be available thereafter and (ii) it shall pay any breakage fees owing under Section 5.02 of the U.S. Credit Agreement in respect of any such conversions as conclusively established by the Global Administrative Agent absent manifest error, (b) subject to clause (c) below, to pay to the Global Administrative Agent for the ratable benefit of the Lenders any accrued and unpaid interest payable under the Loan Documents on the last Business Day of each calendar month occurring on or after the Effective Date and (c) that any such interest payable on the Loans shall be calculated at the Alternate Base Rate plus the Applicable Margin for ABR Loans (without prejudice to the rights of the Global Administrative Agent and Lenders to assert a claim for payment of additional interest at any other rates in accordance with the U.S. Credit Agreement).
Section 6.    Conditions Precedent. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (the “Effective Date”):

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(a)    Execution. The Global Administrative Agent shall have received from each of the Combined Borrowers, the Guarantors, the Majority Lenders, the Global Administrative Agent and the Canadian Administrative Agent counterparts of this Agreement signed on behalf of each such Person.
(b)    Fees and Expenses. The Administrative Agents shall have received all amounts due and payable in connection with this Agreement, Canadian Loan Documents and Loan Documents on or prior to the Effective Date, including all invoiced and all documented out-of-pocket expenses required to be reimbursed or paid by the Combined Borrowers under the Combined Credit Agreements (including the fees and expenses of legal counsel and any financial advisor).
Section 7.
7.1    Confirmation. All of the terms and provisions of the Combined Credit Agreements, as amended or waived by this Agreement, are, and shall remain, in full force and effect following the effectiveness of this Agreement.
7.2    Ratification and Affirmation; Representations and Warranties. Each Combined Borrower hereby (a) acknowledges the terms of this Agreement; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document (as defined in the applicable Combined Credit Agreement as used in this Section) to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect; and (c) represents and warrants to the Lenders (as defined in the applicable Combined Credit Agreement) that as of the date hereof, after giving effect to the terms of this Agreement: except with respect to Section 7.18 of the Canadian Credit Agreement and Section 7.18 of the U.S. Credit Agreement, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date, except that to the extent any such representations and warranties are (x) expressly limited to an earlier date, in which case, on the Effective Date such representations and warranties shall continue to be true and correct as of such specified earlier date and (y) qualified by materiality, such representations and warranties (as so qualified) shall continue to be true and correct in all respects. Each Guarantor (as defined in the applicable Combined Credit Agreement) acknowledges the terms of this Agreement. The Combined Borrowers and each Guarantor ratifies and affirms (1) its respective obligations under the Loan Documents to which it is a party (including its guarantee obligations under the applicable Guaranty Agreement (as defined in the applicable Combined Credit Agreement) to which it is a party as amended hereby, all of which shall continue in full force and effect, and (2) that the Liens created by the Loan Documents to which it is a party are valid, continuing and enforceable and secure the Secured Indebtedness or Canadian Secured Indebtedness, as the case may be, in accordance with the terms thereof. This Agreement is a Loan Document.
7.3    Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

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7.4    Governing Law, Jurisdiction, Etc. Sections 12.09 and 12.18 of the Canadian Credit Agreement shall be incorporated herein mutatis mutandis as this Agreement relates to the Canadian Credit Agreement and Sections 12.09 and 12.18 of the U.S. Credit Agreement shall be incorporated herein mutatis mutandis as this Agreement relates to the U.S. Credit Agreement.
7.5    Entire Agreement. This Agreement, the Combined Credit Agreements, the other Loan Documents, the other Canadian Loan Documents and the Cash Collateral Order represent the entire agreement of the Combined Borrowers, the Guarantors (as defined in the applicable Combined Credit Agreement), the Administrative Agents, the Issuing Bank and the Combined Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agents, the Issuing Bank or any Combined Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Combined Credit Agreements, the other Loan Documents, the other Canadian Loan Documents or the Cash Collateral Order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

QUICKSILVER RESOURCES INC., a Delaware corporation

By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

QUICKSILVER RESOURCES CANADA INC., an Alberta, Canada corporation

By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

COWTOWN PIPELINE MANAGEMENT, INC., a Texas corporation

By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

COWTOWN PIPELINE FUNDING, INC., a Delaware corporation

By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

COWTOWN GAS PROCESSING L.P., a Texas limited partnership By:Cowtown Pipeline Management, Inc., its general partner

By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

COWTOWN PIPELINE L.P., a Texas limited partnership By:Cowtown Pipeline Management, Inc., its general partner

By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

BARNETT SHALE OPERATING LLC., a Delaware limited liability company
By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

SILVER STREAM PIPELINE COMPANY LLC., a Delaware limited liability company
By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

QPP HOLDINGS LLC, a Delaware limited liability company
By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

QPP PARENT LLC, a Delaware limited liability company By:Quicksilver Resources Inc., its sole member

By: /s/ Vanessa Gomez LaGatta Name:Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender and Issuing Bank under the U.S. Credit Agreement, as Global Administrative Agent

By:	/s/ Patricia S Carpen Name: Patricia S Carpen Title: Authorized Officer

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender and Issuing Bank under the Canadian Credit Agreement and as Canadian Administrative Agent

By:	/s/ Michael N. Tam Name: Michael N. Tam Title: Senior Vice President

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

BANK OF AMERICA, N.A., as a Lender under the U.S. Credit Agreement

By:	/s/ John W. Woodiel III Name: John W. Woodiel III Title: Managing Director

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

BANK OF AMERICA, N.A., (by its Canada Branch) as a Lender under the Canadian Credit Agreement

By:	/s/ Michael Maron Name: MICHAEL MARON Title: VICE PRESIDENT

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

BRANCH BANKING & TRUST COMPANY, as a Lender under the U.S. Credit Agreement and the Canadian Credit Agreement

By:	/s/ James Giordano Name: James Giordano Title: Vice President

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

CITIBANK, N.A., as a Lender under the U.S. Credit Agreement

By:	/s/ Brian S. Broyles Name: Brian S. Broyles Title: Attorney-In-Fact

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

CITIBANK, N.A., CANADIAN BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ Brian S. Broyles Name: Brian S. Broyles Title: Attorney-In-Fact

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

COMERICA BANK, as a Lender under the U.S. Credit Agreement

By:	/s/ Cynthia B. Jones Name: Cynthia B. Jones Title: Vice President

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

COMERICA BANK, CANADA BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ Cynthia B. Jones Name: Cynthia B. Jones Title: Vice President

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender under the U.S. Credit Agreement and the Canadian Credit Agreement

By:	/s/ Kathleen Sweeney Name: Kathleen Sweeney Title: Managing Director

By:	/s/ Ronald E. Spitzer Name: Ronald E. Spitzer Title: Managing Director

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender under the U.S. Credit Agreement

By:	/s/ Megan Kane Name: Megan Kane Title: Authorized Signatory

By:	/s/ Laura Katherine Schembri Name: Laura Katherine Schembri Title: Authorized Signatory

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

CREDIT SUISSE AG, TORONTO BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ Nicholas Lam Name: Nicholas Lam Title: Assistant Vice President

By:	/s/ Sam Farrell Name: Sam Farrell Title: VP Operations

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender under the U.S. Credit Agreement

By:	/s/ Michael Winters Name: Michael Winters Title: Vice President

By:	/s/ Kirk L. Tashjian Name: Kirk L. Tashjian Title: Director

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

DEUTSCHE BANK AG CANADA BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ Paul Uffelmann Name: Paul Uffelmann Title: Vice President

By:	/s/ Leigh Knowles Name: Leigh Knowles Title: Director

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender under the U.S. Credit Agreement

By:	/s/ Jamie Minieri Name: Jamie Minieri Title: Authorized Signatory

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC, as a Lender under the U.S. Credit Agreement

By:	/s/ David W. Stack Name: David W. Stack Title: Senior Vice President

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC, CANADA BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ David W. Stack Name: David W. Stack Title: Authorized Signatory

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

TORONTO DOMINION (NEW YORK) LLC, as a Lender under the U.S. Credit Agreement

By:	/s/ Marie Fernandes Name: MARIE FERNANDES Title: AUTHORIZED SIGNATORY

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

THE TORONTO-DOMINION BANK, as a Lender under the Canadian Credit Agreement

By:	/s/ Michael Collins Name: MICHAEL COLLINS Title: MANAGING DIRECTOR

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

WELLS FARGO BANK, N.A., as a Lender under the U.S. Credit Agreement

By:	/s/ Trent J. Brendon Name: Trent J. Brendon Title: Vice President

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT

WELLS FARGO FINANCIAL CORPORATION CANADA, as a Lender under the Canadian Credit Agreement

By:	/s/ Richard Valade Name: Richard Valade Title: President

SIGNATURE PAGE TO WAIVER AND FORBEARANCE AGREEMENT